Exhibit 10.11
[Date]
[Sponsor]
Dear [ ]:
     Since becoming a stockholder of RSC Holdings, Inc. (together with its subsidiaries, the “Company”), [Sponsor] has provided the Company with financial, investment banking, management advisory and other services at the request of the Company. In connection with the Company’s initial public offering, the Monitoring Agreement between [Sponsor] and the Company pursuant to which such services were provided will be terminated.
     Notwithstanding such termination, the Company and [Sponsor] anticipate that from time to time Sponsor will provide services to the Company and assist the Company with financial, investment banking and other advisory and employee recruiting matters and that, in the course of providing such services and assisting with such matters [Sponsor] may incur out of pocket expenses. The Company hereby agrees to reimburse [Sponsor] for its actual out-of-pocket expenses incurred in connection with providing such services and assistance to the Company, including any such expenses accrued to date. This reimbursement obligation is separate from and in addition to any obligation on the part of the Company to reimburse any representative of [Sponsor] who is a member of the board of directors of the Company.

RSC HOLDINGS INC.
By:
Name:
Title: